UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2019

SALISBURY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Connecticut	001-14854	06-1514263
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5 Bissell Street, Lakeville, CT	06039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  860-435-9801

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	SAL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Non-qualified Deferred Compensation Plan Participation Agreement.  On February 26, 2019, Salisbury Bank and Trust Company (the “Bank”), the wholly owned subsidiary of Salisbury Bancorp, Inc. (the “Registrant”), and Peter Albero, Chief Financial Officer of the Bank (the “Executive”), entered into a participation agreement evidencing the Executive’s participation in the Bank’s Non-Qualified Deferred Compensation Plan (the “Plan”).  The Plan, which was approved by the Bank’s board of directors (“Board”) on January 25, 2013, permits the Board to select certain key employees of the Bank to participate in the Plan, provided that such employees also evidence their participation by execution of a participation agreement.  The Plan and form of participant agreement were previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on February 15, 2013.

Split Dollar Life Insurance Agreements.  On March 5, 2019, the Bank entered into a Split Dollar Life Insurance Agreement with Peter Albero (the “Agreement”).  The Plan provides the Executive with a death benefit through bank-owned life insurance policies. In the event the Executive dies while employed by the Bank, the split-dollar life insurance agreement entitles the Executive to an amount equal to three (3) times the Executive’s Annual Base Salary, less $50,000, capped at $400,000. In the event the Executive dies following his termination of employment on or after age 65, the death benefit provided under the Plan is an amount equal to a multiple of final base salary, less $50,000, capped at $400,000.  The Bank is the sole beneficiary of any death proceeds remaining after the aforementioned death proceeds have been paid to Mr. Albero’s designated beneficiary.

The Agreement will terminate upon the occurrence of any of the following prior to the death of Mr. Albero: (1) total cessation of the business of the Bank; (2) bankruptcy, receivership or dissolution of the Bank; (3) termination of Mr. Albero’s employment prior to age 65 (whether voluntary or involuntary); or (4) by written notice thereof by the Bank or by Mr. Albero.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1.

Updated Split Dollar Agreements.  On December 12th, 2019, the Bank and Richard Cantele, President and Chief Executive Officer of the Bank and of Salisbury Bancorp, Inc. (the “Company”) entered into an updated split dollar agreement which superseded and replaced a prior split dollar agreement between the parties.  In addition, on December 11, 2019 the Bank and named executive officers Peter Albero and John M. Davies (together with Mr. Cantele, the “executive(s)”), entered into updated split dollar agreements which superseded and replaced their existing split dollar agreements (collectively with the split dollar agreement for Richard Cantele, the “Updated Agreements”).  The Updated Agreements for Messrs. Albero and Davies are identical and are substantially similar to the split dollar agreement for Mr. Cantele, except as discussed below.  The Updated Agreements provide for a death benefit during employment of each executive equal to the lesser of (i) three times the executive’s base salary, not to exceed $400,000, less $50,000 or (ii) the net amount at risk, defined as the difference between the death benefit payable on death and the accrued cash value of the life insurance policy at the time of death.  If Messrs. Albero and Davies retire after reaching age 65, the executives will be entitled to a post-retirement death benefit equal to 1.5 times final base salary at age 65 through age 71, 1.0 times final base salary at age 72 through 79, and 0.5 times final base salary at age 80 and later, provided that the death benefit shall not exceed $400,000.  Mr. Cantele’s post-retirement death benefit will be 1.5 times his final base salary, not to exceed $400,000.  In the event of a change in control of the Bank, the executive will become fully vested in the death benefit under the policy, including the post-retirement death benefit, and the policy cannot be terminated or amended without the express written consent of the executive.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Form Financial Information: None.

(c)	Shell Company Transaction: None.

(d)	Exhibits:

Exhibit No.	Description

Exhibit 10.1	Salisbury Bank and Trust Company Split Dollar Life Insurance Agreement with Peter Albero, effective as of March 5, 2019

Exhibit 10.2	Form of Salisbury Bank and Trust Company Split Dollar Life Insurance Agreement, effective as of December 11, 2019

Exhibit 10.3	Salisbury Bank and Trust Company Split Dollar Life Insurance Agreement with Richard Cantele, effective as of December 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SALISBURY BANCORP, INC.

DATE: January 29, 2020	By:	/s/ Richard J. Cantele, Jr.
Richard J. Cantele, Jr.